Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2006, relating to the consolidated financial statements and financial statement schedule of PAETEC Corp. as of December 31, 2005 and 2004 and for each of the three years ended December 31, 2005, appearing in Registration Statement No. 333-138594 on Form S-4 of PAETEC Holding Corp.

/s/ DELOITTE & TOUCHE LLP

Rochester, New York

March 5, 2007